UNITED STATES
                     	SECURITIES AND EXCHANGE COMMISSION
                           	Washington, D.C.  20549



                                 	FORM 8-K

                               	CURRENT REPORT

   	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      March 11, 1998



                           	NOODLE KIDOODLE, INC.

          	 (Exact name of registrant as specified in its charter)


         	Delaware	                      01-6083	           11-1771705

	(State or other jurisdiction	          (Commission	      (IRS Employer
       	of incorporation)               	File Number)	     Identification No.)



	6801 Jericho Turnpike, Suite 100, Syosset, New York  	11791-4427

     	(Address of principal executive offices)         	(Zip Code)


Registrant's telephone number, including area code      (516) 677-0500




    	(Former name or former address, if changed since last report.)



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Item 5.  Other Events.

  	a.	On March 11, 1998, the Board of Directors of Noodle
Kidoodle, Inc. (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share, of the Company. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), dated as of May 1, 1998 and attached hereto as
Exhibit 4, and are summarized in Exhibit B to the Rights
Agreement. The Rights Agreement, including Exhibit B thereto, are hereby incorporated herein by reference.

   	b.	On May 13, 1998, the Board of Directors of the Company
approved an amendment to Article I, Section 3 of the Amended and Restated Bylaws of the Company. The amendment requires that stockholders notify the Company of any proposal not less than 100 days nor more than 120 days prior to the anniversary date of the previous year's Annual Meeting.


Item 7.	Exhibits.

3.1(a) 	Article I, Section 3 of the Amended and Restated Bylaws

4.1    	Rights Agreement, dated as of May 1, 1998, between Noodle
        Kidoodle, Inc. and ChaseMellon Shareholder Services,
        L.L.C. as Rights Agent, together with Exhibits A and B attached thereto.


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                             	SIGNATURES


		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

				                            	NOODLE KIDOODLE, INC.

				                        	By: /s/ Kenneth  S. Betuker
    					                  Name: Kenneth  S. Betuker
    					                 Title: Vice President, Chief Financial Officer
                                 and Secretary



Date:  May 15, 1998

                          	Exhibits Index

Exhibit Number			Description

3.1(a)				      	Article I, Section 3 of the Amended and Restated Bylaws

4.1			         		Rights Agreement, dated as of May 1, 1998, between
                 Noodle Kidoodle, Inc. and ChaseMellon Shareholder
                 Services, L.L.C., as Rights Agent, together with Exhibits A and B attached thereto.

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